Exhibit 10.1

GENERAL RELEASE OF ALL CLAIMS

TRADESTATION GROUP, INC., a Florida corporation, and its agents, servants, officers, directors, employees, subsidiaries, affiliates and successors, are hereinafter collectively referred to as “Company.”

JOSEPH NIKOLSON, together with his or her heirs, successors and assigns, is hereinafter referred to as “Employee.”

WHEREAS, Employee desires to compromise, finally settle and fully Release any and all claims related to Employee’s employment and termination of employment (such termination being in the form of a resignation by Employee, effective January 1, 2009) that Employee in any capacity may have or claim to have against Company.

WHEREAS, both parties understand, acknowledge, confirm and agree that, in connection with Employee’s resignation effective January 1, 2009, (a) Employee intends to continue to work at Company’s offices through the week ending December 12, 2008, and then be available to work at home (and, if necessary, at Company’s offices) from December 15 through December 31 (excluding weekends and holidays), (b) Employee shall, before receiving any payments, return and re-convey to Company all shares of common stock of Company received by Employee as restricted stock pursuant to restricted stock agreements (the terms of which require return of all unvested shares to Company for no consideration upon Employee’s resignation; and the parties confirm that none of said shares have vested pursuant to those restricted stock agreements), with the certificates for said shares duly signed (or lost certificate affidavits, if applicable) and/or accompanied by assigning documents as requested by Company, (c) with respect to outstanding employee stock options held by Employee, pursuant to the stock option agreements governing same, all options vested as of December 31, 2008 shall be exercisable by Employee until the earlier of (x) the date of expiration of the option, and (y) December 31, 2009, (d) to the extent that executive officers of Company are entitled to cash bonuses equal to “80%” of total cash bonus potential for 2008 performance (pursuant to the formulas for annual cash bonuses for 2008 performance up to 80% of the total potential), Employee shall receive and be paid a cash bonus equal to the amount generated by said formulas (and there shall be no “discretionary” 20% portion payable), such payment to be made at the same time the other executive officers receive their annual cash bonuses, and (e) notwithstanding anything to the contrary in this Release, Employee’s rights to indemnification pursuant to corporate indemnity agreements between Company and Employee or corporate articles of incorporation, bylaws or similar organizational documents are unaffected by this Release and remain of full force and effect in accordance with their respective terms.

NOW, THEREFORE, in consideration of the foregoing, and (a) the payment to Employee of One Hundred Forty Eight Thousand, Five Hundred Fifty-Seven Dollars and 75/100 Cents ($148,557.75), less the deduction of applicable taxes, and (b) the payment (when due) of the portion of Employee’s COBRA premiums (assuming Employee elects COBRA) that corresponds to the portion of the premiums paid by the Company for the period January through June 2009, the adequacy of which is hereby acknowledged Employee, agrees as follows:

1. The recital above is true and correct, and all agreements cited in the recital constitute a part of this Release.

2. Employee does hereby release and forever discharge Employer from any and all claims, demands or liabilities whatsoever, whether known or unknown, which Employee ever had or may now have against Employer, from the beginning of time to the date of this Release. This Release includes, without limitation, any claims, demands or liabilities relating to or arising out of Employee’s employment with Employer or separation of employment with Employer, including wrongful discharge, breach of express or implied contract, unpaid wages, or pursuant to any federal, state, or local employment laws, regulations, ordinances, or executive orders prohibiting inter alia, age, race, color, sex, national origin, religion, handicap, marital status, familial status, sexual orientation, and disability discrimination, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Civil Rights Act of 1866, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Florida Private Sector Whistleblower Act, the Immigration Reform and Control Act, the Florida Civil Rights Act, the Family and Medical Leave Act, Florida’s Workers’ Compensation Retaliation Statute (Fla. Stat. §440.205), the Florida Wage Discrimination Law (Fla. Stat. §448.07), the Florida Equal Pay Law, the Florida AIDS Act (Fla. Stat. §§110.1125, 381.00 and 760.50), Florida Wage Payment Laws, Florida Discrimination in the Basis of Sickle Cell Trait Law, the Florida and Federal Constitutions; and any and all other applicable federal, state, and local laws and regulations prohibiting, without limitation, discrimination in employment, retaliation, conspiracy, tortious or wrongful discharge, breach of an express or implied contract, breach of a covenant of good faith and fair dealing, intentional and/or negligent infliction of emotional distress, defamation, misrepresentation or fraud, negligence, negligent supervision, hiring, or retention, assault, battery, detrimental reliance, or any other offense. The foregoing list is meant to be illustrative rather than exhaustive.

3. Employee agrees to abide by the terms of the Agreement Regarding Employment, dated April 22, 2004, between Employee and Company.

4. Employee represents and warrants that no person other than Employee and Company has or had any interest in the matters referred to in this Release, that Employee has the sole right and exclusive authority to execute this Release, and that Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Release.

5. Employee agrees to indemnify and hold Company harmless from and against any and all claims, including Company’s court costs and attorneys’ fees, arising from or in connection with any claim, action or other proceeding made, brought or prosecuted, or caused or permitted to be made, commenced or prosecuted, by Employee contrary to the provisions of this Release. It is further agreed that this Release shall be deemed breached and a cause of action accrued thereon to Company immediately upon the commencement of any action contrary to this Release, and, in any such action, this Release may be pled by Company, both as a defense and as a counterclaim or cross-claim.

6. Employee permanently, unequivocally and unconditionally waives any and all rights Employee may have, may have had in the past, or may have in the future to obtain or resume employment with Company. Employee further understands that Company is under no obligation, presently or at any time in the future, to accept Employee as an employee.

7. Employee agrees that Employee will not make any comments, either written or oral, which could be construed as negative concerning Company to any individual or entity, including, but not limited to, any of Company’s clients, customers, licensees, vendors, employees, competitors or financial or credit institutions or any person or entity having dealings or considering having dealings with Company. Employee acknowledges that violation of Paragraph 7 of this Release relating to the prohibition against making negative remarks about Company will give rise to irreparable injury to Company, inadequately compensable in damages. Accordingly, Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available, it being agreed any such legal remedies are not waived by Company seeking injunctive relief. Employee acknowledges and agrees that the covenant contained herein is necessary for the protection of Company’s legitimate business interests.

8. Employee agrees that all matters relating to this Release are strictly confidential and that Employee and/or Employee’s attorney shall not disclose or disseminate any information concerning any term or terms hereof to any third person or persons. Any disclosure or dissemination by Employee will be regarded as a breach of this Release and a cause of action shall immediately accrue for damages, including, but not limited to, the amount paid to Employee under this Release.

9. Employee acknowledges and agrees that no consideration other than as provided for in this Release has been or will be paid or furnished by Company. Employee acknowledges and agrees that Employee will make no claim to the contrary, and hereby waives any right Employee may now have or may hereafter have that is based upon any alleged oral alteration, amendment or modification of, or any other alleged change in, this Release.

10. Employee fully understands that if any fact with respect to which this Release is executed is found hereafter to be other than or different from the facts now believed by Employee to be true, Employee expressly accepts and assumes the risk of such possible difference in fact and agrees that this Release shall be and remain effective notwithstanding such difference in fact.

11. This Release does not constitute an admission of a violation of any law, order, regulation or enactment, or of wrongdoing of any kind, by Company and is entered into by the parties solely to end any controversy or potential controversy between them.

12. This Release shall be governed by and construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial. Employee agrees that this Release and any controversies of any nature whatsoever arising under or relating to this Release shall be subject to the exclusive jurisdiction of the courts of Broward County, Florida, and Miami-Dade County, Florida, which shall be the exclusive jurisdiction and venue for any disputes, actions or lawsuits arising out of or relating to this Release or the matters contemplated hereby. The parties to this Release irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Release, or any judgment entered by any court in respect hereof, in Broward County, Florida and in Miami-Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida or in Miami-Dade County, Florida has been brought in an inconvenient forum.

13. The failure of any provision of this Release shall in no manner affect the right to enforce any other provision, and the waiver by any party of any breach of any provision of this Release shall not be construed to be a waiver by such party of any subsequent breach of such provision or a waiver by such party of any breach of any other provision.

14. This Release represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and there are no promises, agreements, conditions, undertakings, warranties or representations, whether written or oral, express or implied, between the parties other than as set forth herein. This Release cannot be amended, supplemented or modified except by an instrument in writing signed by the parties against whom enforcement of such amendment, supplement or modification is sought.

15. Pursuant to the Older Workers Benefit Protection Act (OWBPA), which applies to Employee’s waiver of rights under the Age Discrimination in Employment Act, Employee has a period of no fewer than twenty one (21) days within which to consider whether to execute this Release. Also, pursuant to the OWBPA, Employee may revoke this Release within a period of seven (7) days following Employee’s execution of this Release. It is specifically understood that this Release shall not become effective and enforceable until the seven-day revocation period has expired. Consideration for this Release will not be paid until the later of (a) the end of the seven-day revocation period, and (b) the first business day following the effective date of Employee’s resignation. Employee acknowledges that the Company has advised Employee, in writing, to consult with an attorney prior to signing this Release. THE PARTIES AGREE THAT THE EFFECTIVE DAY OF THIS RELEASE SHALL BE THE DATE EMPLOYEE IS PAID ALL AMOUNTS SPECIFIED IN THE “NOW, THEREFORE” CLAUSE ABOVE AND THAT EMPLOYEE’S ACCEPTANCE OF SUCH PAYMENTS IS CONCLUSIVE ACCEPTANCE OF THAT EFFECTIVE DATE.

16. EMPLOYEE FURTHER STATES THAT EMPLOYEE HAS CAREFULLY READ THIS RELEASE, IT HAS BEEN FULLY EXPLAINED TO EMPLOYEE, THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY AN ATTORNEY, AND THAT EMPLOYEE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, AND THAT THE ONLY PROMISES MADE TO EMPLOYEE TO INDUCE EMPLOYEE TO SIGN THIS RELEASE ARE THOSE STATED IN THIS RELEASE, AND THAT EMPLOYEE IS SIGNING THIS RELEASE VOLUNTARILY WITH THE FULL INTENT OF RELEASING COMPANY OF ANY AND ALL CLAIMS.

Executed this 9th day of December, 2008, at Plantation, Florida.

/s/ Joseph Nikolson

Print Name	_Joseph Nikolson

ISSUE DATE: December 9, 2008

DUE DATE: January 2, 2009